EXHIBIT 21.1





                     List of Subsidiaries of
     FREEPORT-McMoRan RESOURCE PARTNERS, LIMITED PARTNERSHIP


                                                 Name Under Which
      Entity                       Organized     It Does Business
- ------------------                 ---------     ----------------

IMC-Agrico Company                 Delaware            Same